Exhibit 23.3

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, PetroTechnical Services Division of Schlumberger Technology Corporation hereby consents to the inclusion or incorporation by reference in the registration statement on Form S-8 (No. 333-181526 and No. 333-149190), the registration statements on Form S-3 (No. 333-181531) and the 2012 Annual Report on Form 10-K of BreitBurn Energy Partners L.P. of information from our firm's reserves report dated 28 January 2013 entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2012 Executive Summary, and all references to our firm included in or made part of the Annual Report on Form 10-K for the fiscal year ended 31 December 2012 of BreitBurn Energy Partners L.P.

SCHLUMBERGER TECHNOLOGY CORPORATION

/s/ Charles M. Boyer II

Charles M. Boyer II, PG
Pittsburgh Consulting Manager
Advisor Unconventional Reservoirs
Pittsburgh, Pennsylvania

28 February 2013